Exhibit 10. (xviii) Jukebox License Agreement with the
             American Society of Composers Authors and Publishers,
                     Broadcast Music Inc. and SESAC, Inc.,
                             Dated March 11, 1997

                                                      JUKEBOX LICENSE AGREEMENT

AGREEMENT between AMERICAN SOCIETY OF COMPOSERS, AUTHORS AND PUBLISHERS, BROADCAST MUSIC, INC. and SESAC, INC. (collectively "LICENSORS"), located at 1740 Broadway, 2nd Floor, New York, New York 10019 and:

TOUCHTUNES JUKEBOX INC.
------------------------
(legal name)

("LICENSEE") located at

1 COMMERCE PLACE, SUITE 330, MONTREAL, QUEBEC H3E 1A2
------------------------------------------------------------------------
(address)

as follows:

     1. Grant and Term of License

     (a) LICENSORS grant and LICENSEE accepts for a term of one year (the "Initial Term"), commencing as of January 1, 1996 and continuing thereafter for additional terms of one year each (the "Renewal Term") unless terminated by either party as hereinafter provided, a license to perform publicly by the "coin-operated phonorecord players" ("jukeboxes") specified in Schedule "A", annexed hereto and made a part hereof, as said Schedule may be amended as hereinafter provided, and not elsewhere or by any other means, non-dramatic renditions of all of the separate musical compositions now or hereafter during the term hereof in the repertories of LICENSORS and of which LICENSORS shall have the right to license such performing rights.

     (b) LICENSEE agrees to notify LICENSORS and to submit appropriate payment within 30 days after making any additional jukebox(es) available for public performance, and Schedule "A" shall thereafter be deemed amended to such additional jukebox(es). This Agreement shall inure to the benefit of and shall be binding upon the parties hereto their respective successors and assigns, but no assignment shall relieve the parties hereto of their respective obligations hereunder as to performances rendered, acts done and obligations incurred prior to the effective date of the assignment.

     (c) Either party may, on or before thirty days prior to the end of the initial term or any renewal term, give notice of termination to the other. If such notice is given, the agreement shall terminate on the last day of such initial or renewal term.

     2. Limitations on License

     (a) This license covers only "coin-operated phonorecord players," as defined in 17 U.S.C. S116(e)(1) on January 1, 1990. This license does not cover video jukeboxes.

     (b) This license does not authorize the broadcasting, telecasting or transmission by wire or otherwise, of renditions of musical compositions in LICENSORS' repertories to persons outside of the establishment where the jukebox is located.

     3. License Certificate

     (a) Upon LICENSORS' receipt of LICENSEE's executed Jukebox License Agreement and payment of each year's license fees hereunder, LICENSORS shall issue LICENSEE an annual license certificate for each jukebox covered by the Jukebox License Agreement.

     (b) The license certificate must be displayed by April 1 of each year, or 20 days after the issuance date, whichever is later.

     (c) The license certificate must be displayed in the title strip holder of the jukebox. For hideaway jukeboxes (multiple mailbox units), the certificate must be displayed on the title strip holder of the wallbox closest to the cashier or to the entrance to the establishment where such hideaway jukebox is located. A license certificate may be transferred by LICENSEE from a jukebox that is temporarily or permanently removed from public performance to one that is placed into service for public performance.

     (d) If no certificate is affixed to the title strip holder in accordance with paragraphs 3(b) and (c), the jukebox shall be deemed unlicensed, and all performances of copyrighted musical works in the repertories of LICENSORS given means of said Jukebox shall be deemed to be copyright infringements.

     (e) The license certificates issued to LICENSEE are only valid for jukebox(es) owned or operated by the LICENSEE. If the LICENSEE has permitted a jukebox license obtained in LICENSEE's name to be used on a jukebox not owned or operated by LICENSEE, LICENSORS may in their sole discretion terminate all other licenses held by that LICENSEE for the remainder of the year for which the licenses were issued.

     4. License Fee

     (a) In consideration of the license granted herein, LICENSEE agrees to pay LICENSORS by March 15, or 30 days after making the jukebox(es) available for public performance, whichever is later, the applicable license fee set forth in the Schedule "B" annexed hereto and made part hereof, based on the number of Jukeboxes owned or operated by LICENSEE. Payments received after the due date shall incur a finance charge at the rate of 1-1/2% per month.

     (b) There shall be a charge of $25.00 for any check returned unpaid for any reason. If any of LICENSEE's checks shall be returned unpaid, LICENSEE shall thereafter pay all license fees due by certified check.

     (c) LICENSEE warrants that the Schedule "A" annexed hereto is true and correct and will be kept current during the term of this license.

     5. Breach or Default
     Upon any breach or default by LICENSEE of any term or condition herein contained, LICENSORS may terminate this license by giving LICENSEE thirty days notice to cure such breach or default, and in the event that such breach or default has not been cured within said thirty days, this license shall terminate on the expiration of such thirty-day period without further notice from LICENSORS.

     6. Indemnification
     LICENSORS agree to indemnify, hold harmless and defend LICENSEE, its officers and employees, from and against any and all claims, demands or suits that may be made or brought against them or any of them with respect to the non-dramatic public performance of any material licensed under this Agreement and performed over a jukebox licensed under this Agreement. Such indemnity shall be limited to the works which are licensed by LICENSORS at the time of LICENSEE's performances. LICENSEE agrees to give LICENSORS immediate notice of any such claim, demand, or suit, to deliver to LICENSORS any papers pertaining thereto and to cooperate with LICENSORS with respect (hereto, and LICENSORS shall have full charge of the defense of any such claim, demand or suit.

     7. Notices
     All notices required or permitted hereunder shall be given in writing by certified United States mail sent to either party at the address stated above. Each party agrees to inform the other of any change of address and, in the case of a sale or transfer of the business or jukebox(es), of the name, address,

including, city, state, and zip code, of the new owner and the date of the transfer.

IN WITNESS WHEREOF, this Agreement has been duly executed by LICENSORS and LICENSEE this 12th day of September, 1996.

LICENSORS: JUKEBOX LICENSE OFFICE       LICENSEE: TOUCHTUNES JUKEBOX INC.
           -----------------------               -------------------------
BY /s/(Illegible)                       BY /s/Tony Mastronardi
   -------------------------------         -------------------------------
                                        TITLE: President
                                               ---------------------------

                                        (Fill in capacity in which signed:
                                        (a) If corporation, state corporate
                                        office held;
                                        (b) If partnership, write word
                                        "partner" under signature of signing
                                        partner;
                                        (c) If individual owner, write
                                        "individual owner" under signature.)